Exhibit 1.1
PPL ELECTRIC UTILITIES CORPORATION

10,000,000 Depositary Shares

Each Representing ¼ Interest in a Share of Preference Stock, 6.25% Series

(Non-cumulative, Liquidation Preference $25.00 per Depositary Share)

$250,000,000

Underwriting Agreement
New York, New York
April 3, 2006
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
J.P. Morgan Securities Inc.
Wachovia Capital Markets, LLC
As Representatives of the Underwriters
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:
PPL Electric Utilities Corporation, a Pennsylvania corporation (the “Company”) proposes to issue and sell to the several parties named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 2,500,000 shares of the Company’s preference stock, 6.25% Series (the “Preference Stock”) that are represented by 10,000,000 depositary shares (the “Depositary Shares”, and together with the Preference Stock, the “Securities”) deposited against delivery of depositary receipts (the “Depositary Receipts”) evidencing the Depositary Shares that are to be issued by the depositary (the “Depositary”) under the Deposit Agreement, dated April 3, 2006 (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder. Each Depositary Share represents beneficial ownership of one-quarter of a share of Preference Stock. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.
The Securities will be subject to the terms and provisions set forth in Schedule II hereto. The terms of the Securities have been approved by the Company, and such approval shall be conclusively evidenced by the Company’s execution and delivery of this Agreement (the date and time of such execution and delivery, the “Execution Date”).
The Company acknowledges that the Underwriters propose to make a public offering of the Securities in reliance on the representations, covenants and indemnities set forth herein as soon as the Representatives deem advisable after this Agreement has been executed and delivered.
The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-132574-03), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) (“Rule 462(e)”) of the rules and regulations of the Commission (the “Securities Act Regulations”) under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement covers the registration of the Securities under the Securities Act. Promptly after the Execution Date, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the Securities Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Securities Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information (other than a “free writing prospectus” as defined in Rule 405 of the Securities Act Regulations that has not been approved in writing by the Company and the Representatives) is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by Securities Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the Execution Date and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “Exchange Act”) which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

1.  Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the Execution Date, the Applicable Time referred to in Section 1(b) hereof and as of the Closing Date referred to in Section 3 hereof, and agrees with each Underwriter as follows:
(a)  (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act Regulations and (D) at the date hereof, the Company was and is eligible to register and issue the Securities as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form.
At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.
(b)  The Original Registration Statement became effective upon filing under Rule 462(e) of the Securities Act Regulations on March 20, 2006, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.
At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act Regulations and at the Closing Date, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the Securities Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below), the Statutory Prospectus (as defined below) and the Issuer Free Writing Prospectus, including the final term sheet prepared and filed pursuant to Section 4(b) identified on Schedule IV hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
As of the time of the filing of the Final Term Sheet, the General Disclosure Package, when considered together with the Final Term Sheet (as defined in Section 4(b)), will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
As used in this subsection and elsewhere in this Agreement:
“Applicable Time” means 4:30 p.m. (New York City time) on April 3, 2006 or such other time as agreed by the Company and the Representatives.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
“Permitted Free Writing Prospectus” means any free writing prospectus consented to in writing by the Company and the Representatives. For the avoidance of doubt, any free writing prospectus that is not consented to in writing by the Company does not constitute a Permitted Free Writing Prospectus and will not be an Issuer Free Writing Prospectus.
“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.
Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.
(c)  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, and has the corporate power and authority to own its property and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter and perform its obligations under the Deposit Agreement and this Agreement.
(d)  The consolidated financial statements of the Company and its subsidiaries, together with the related notes and schedules, set forth and incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations and the Exchange Act and the Exchange Act Regulations; the audited financial statements so set forth and incorporated by reference in the Prospectus have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and no material modifications are required to be made to the unaudited interim financial statements for them to be in conformity with generally accepted accounting principles.
(e)  Each of this Agreement, the Deposit Agreement and the Statement with Respect to Shares, dated as of the Closing Date, to be executed by the Company, has been, or, on the Closing Date will have been, duly and validly authorized, executed and delivered by the Company and, assuming that it has been duly authorized, executed and delivered by each other party thereto, constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium laws or by other laws now or hereafter in effect relating to or affecting the enforcement of mortgagees’ or other creditors’ rights and by general equitable principles (regardless of whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing and consideration of public policy, Federal or state securities law limitations on indemnification and contribution.
(f)  The Securities have been duly and validly authorized, and when issued and delivered pursuant to this Agreement, the Preference Stock will be duly and validly issued and fully paid and non-assessable; the Securities conform to the description thereof contained in the Registration Statement.
(g)  The securities certificate with respect to the Securities has been duly registered pursuant to Section 1903 of the Pennsylvania Public Utility Code (66 Pa.C.S. §1903), as amended, and, at the Execution Date, such registration remains in effect. Other than such registration, no further consent, approval, authorization, order, registration or qualification of or with any federal, state or local governmental agency or body or any federal, state or local court is required to be obtained by the Company in connection with its execution and delivery of this Agreement or the Deposit Agreement or the performance by the Company of its obligations hereunder or thereunder, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.
(h)  The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.
(i)  The shares of the Company’s capital stock outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable, and are not subject to any preemptive or similar rights.
(j)  Neither the execution and delivery of this Agreement or the Deposit Agreement, the issue and sale of the Securities nor the consummation of any of the transactions herein or therein contemplated, will violate any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company, or result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s amended and restated articles of incorporation or by-laws, or any material agreement or instrument to which the Company is a party or by which it is bound except for such breaches or defaults that would not in the aggregate have a material adverse effect on the Company’s ability to per-form its obligations hereunder or thereunder.
(k)  Except as described in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against the Company which is likely to affect the legality, validity or enforceability of, or the ability of the Company to perform its obligations under, this Agreement, the Deposit Agreement or the Securities.
(l)  Since the respective dates as of which information is given in the General Disclosure Package and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no event or occurrence that would result in a material adverse change in the financial position or results of operations of the Company and its subsidiaries considered as one enterprise.
(m)  PricewaterhouseCoopers LLP, who have audited certain financial statements of the Company and its consolidated subsidiaries and issued their report with respect to the audited consolidated financial statements and schedules included and incorporated by reference in the Prospectus, is an independent registered public accounting firm with respect to the Company during the periods covered by their reports within the meaning of the Securities Act and the Securities Act Regulations. Ernst & Young LLP, who have performed certain agreed-upon procedures with respect to certain financial statements of the Company and its consolidated subsidiaries, are independent public accountants with respect to the Company within the meaning of the Securities Act and the Securities Act Regulations.
(n)  The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management’s authorizations and transactions are recorded as necessary to permit preparation of financial statements.

2.  Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 100%, the number of Depositary Shares set forth opposite such Underwriter’s name in Schedule I hereto. The Company agrees to pay the Underwriters an underwriting fee of $5,000,000 on the Closing Date.

3.  Delivery and Payment; and Other Agreements. (a) Delivery of and payment for the Securities shall be made at 10:00 a.m., New York City time, on April 6, 2006, or at such time on such later date (not later than April 13, 2006) as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 7 hereof (such date and time of delivery and payment for the Securities herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
(b)  Each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not and will not make any offer relating to the Securities that would constitute or would use an “issuer free writing prospectus” as defined in Rule 433 that would be required to be filed with the Commission or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 of the Securities Act Regulations. Prior to the preparation of the Final Term Sheet in accordance with Section 4(b), the Company and the Representatives consent to the use of the information with respect to the final terms of the Securities in communications by the Underwriters conveying information relating to the offering to investors.

4.  Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)  The Company, subject to Section 4(b), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).
(b)  The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives shall reasonably object in writing. The Company will give the Representatives notice of its intention to make any such filing pursuant to the Exchange Act or Exchange Act Regulations from the Applicable Time to the Closing Date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives shall reasonably object in writing. The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities, in form and substance reasonably satisfactory to the Representatives, and shall file such Final Term Sheet as an “Issuer Free Writing Prospectus” prior to the close of business two Business Days after the date hereof (“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York); provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives shall reasonably object in writing.
(c)  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the Securities Act, as many copies of the Prospectus and any amendments and supplements thereto as each Underwriter may reasonably request.
(d)  The Company agrees that before amending and supplementing the preliminary prospectus or the Prospectus, it will furnish to the Representatives a copy of each such proposed amendment or supplement and that it will not use any such proposed amendment or supplement to which the Representatives reasonably object in writing.
(e)  If at any time prior to the completion of the sale of the Securities by the Underwriters (as determined by the Representatives), any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Prospectus to comply with applicable law, the Company promptly (i) will notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 4, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Prospectus to the several Underwriters without charge in such quantities as they may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus, there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement (or any other registration statement related to the Securities) or the Statutory Prospectus or any preliminary prospectus would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(f)  The Company will arrange, if necessary, for the qualification of the Securities for sale by the Underwriters under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject, or to comply with any other requirements deemed by the Company to be unduly burdensome. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
(g)  During the time period beginning from the Execution Date continuing to the date 60 days after the Closing Date, the Company shall not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any preferred securities of the Company or securities convertible into or exchangeable for any preferred securities of the Company.
(h)  The Company shall use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”.
(i)  In addition to any costs or expenses that the Company may otherwise agree to pay in connection with the issuance of the Securities, the Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Deposit Agreement and Depositary Shares, the issuance of the Securities and the fees of the Depositary; (ii) the preparation, printing or reproduction of the General Disclosure Package and the Prospectus and each amendment or supplement thereto; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the General Disclosure Package, the Prospectus, any Permitted Free Writing Prospectus (as defined below) and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder.
(j)  The Company will advise the Representatives, promptly upon its obtaining knowledge of the institution of any proceedings by any governmental agency affecting the use of the General Disclosure Package or the Prospectus in connection with the sale and distribution of the Securities.
(k)  The Company represents and agrees that, unless it obtains the prior consent of the Representatives (such consent not to be unreasonably withheld), it has not and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, required to be filed with the Commission; provided, however, that prior to the preparation of the Final Term Sheet in accordance with Section 4(b), the Company and the Representatives consent to the use of the information with respect to the final terms of the Securities in communications by the underwriters conveying information relating to the offering to investors. The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping in accordance with the Securities Act Regulations.

5.  Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the Execution Date and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
(a)  The Registration Statement has become effective and on the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or the cover page of a prospectus filed pursuant to Rule 424(b).
(b)  The representations and warranties of the Company hereunder shall be true as of the Execution Date, as of the Applicable Time and as of the Closing Date in all material respects and shall be confirmed by the certificate dated as of the Closing Date as provided in Sections 5(f) below, it being understood that references to the Prospectus shall be deemed to refer to the Prospectus, as then amended or supplemented.
(c)  The Representatives shall have received an opinion of Simpson Thacher & Bartlett LLP, counsel to the Company, dated as of Closing Date and addressed to the Representatives, substantially in the form of Exhibit A hereto.
(d)  The Representatives shall have received an opinion of Thomas D. Salus, Senior Counsel of PPL Services Corporation, dated as of Closing Date and addressed to the Representatives, substantially in the form of Exhibit B hereto.
(e)  Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated the Closing Date, in form and substance satisfactory to the Representatives.
(f)  The Company shall have furnished to the Representatives a certificate of the Company, signed by (A) the President or any Senior Vice President, Vice President or the Treasurer, and (B) the Assistant Treasurer or Controller of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Prospectus, any amendment or supplement to the Prospectus and this Agreement and that:
(i)  the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, it being understood that references to the Prospectus shall be deemed to refer to the Prospectus as then amended or supplemented;
(ii)  the Company has complied in all material respects with all agreements and covenants and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and
(iii)  since the date of the most recent financial statements included in the Prospectus, there shall not have occurred any material adverse change in the financial position or results of operations of the Company, except as set forth in or contemplated by the Prospectus or in any amendment or supplement thereto.
(g)  At the Execution Date and (with respect to Ernst & Young LLP) at the Closing Date, the Company shall have requested and caused each of PricewaterhouseCoopers LLP and Ernst & Young LLP to furnish to the Representatives letters, dated respectively as of the date of execution of this Agreement and (with respect to Ernst & Young LLP) as of the Closing Date, in form and substance satisfactory to the Representatives and each of PricewaterhouseCoopers LLP and Ernst & Young LLP.
(h)  Subsequent to Execution Date or, if earlier, the dates as of which information is given in the Prospectus, as then amended or supplemented, there shall not have been any change in or affecting the business or properties of the Company, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Prospectus.
(i)  Subsequent to the Execution Date, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s securities.
(j)  The Deposit Agreement shall have been duly executed and delivered by each of the parties thereto.
(k)  Between the date hereof and the Closing Date, no order, decree or injunction of any court of competent jurisdiction, nor any order, ruling, regulation or administrative proceeding by any governmental body or board shall have been issued or commenced, nor shall any legislation have been enacted, with the purpose or effect of prohibiting the issuance, offering or sale of the Securities as contemplated hereby or by the Prospectus or the execution or performance of this Agreement or the Deposit Agreement in accordance with their respective terms.
(l)  On the Closing Date, there shall be in effect ratings for the Preference Stock of “BBB” by Standard & Poor’s Ratings Service, a Division of The McGraw-Hill Companies and “Baa3” by Moody’s Investors Service, Inc.
If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and the Authority in writing or by telephone or facsimile confirmed in writing.

6.  Indemnification and Contribution. (a) The Company agrees that it will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, against any and all loss, expense, claim, damage or liability to which, jointly or severally, such Underwriter or such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading; and, except as hereinafter in this Section provided, the Company agrees to reimburse each Underwriter and each person who controls any Underwriter as aforesaid for any reasonable legal or other expenses as incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, expense, claim, damage or liability; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, expense, claim, damage or liability arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in any such document in reliance upon, and in conformity with, written information furnished to the Company by or through any such Underwriter expressly for use in any such document.
(b)  Each Underwriter severally agrees that it will indemnify and hold harmless the Company, its officers and directors, and each of them, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any loss, expense, claim, damage or liability to which it or they may become subject, under the Securities Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based on any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission was made in any such documents in reliance upon, and in conformity with, written information furnished to the Company by or through any Underwriter expressly for use in any such document; and, except as hereinafter in this Section provided, each Underwriter agrees to reimburse the Company, its officers and directors, and each of them, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, for any reasonable legal or other expenses incurred by it or them in connection with investigating or defending any such loss, expense, claim, damage or liability.
(c)  Upon receipt of notice of the commencement of any action against an indemnified party, the indemnified party shall, with reasonable promptness, if a claim in respect thereof is to be made against an indemnifying party under its agreement contained in this Section 6, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify an indemnifying party shall not relieve it from any liability which it may have to the indemnifying party otherwise than under its agreement contained in this Section 6. In the case of any such notice to an indemnifying party, the indemnifying party shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense, of any such action, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party and to any other indemnifying party, that is a defendant in the suit. In the event that any indemnifying party elects to assume the defense of any such action and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. No indemnifying party shall be liable in the event of any settlement of any such action effected without its consent. Each indemnified party agrees promptly to notify each indemnifying party of the commencement of any litigation or proceedings against it in connection with the issue and sale of the Securities.
(d)  If any Underwriter or person entitled to indemnification by the terms of subsection (a) of this Section 6 shall have given notice to the Company of a claim in respect thereof pursuant to Section 6(c) hereunder, and if such claim for indemnification is thereafter held by a court to be unavailable for any reason other than by reason of the terms of this Section 6 or if such claim is unavailable under controlling precedent, such Underwriter or person shall be entitled to contribution from the Company for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which such Underwriter or person is entitled, there shall be considered the relative benefits received by such Underwriter or person and the Company from the offering of the Securities that were the subject of the claim for indemnification (taking into account the portion of the proceeds of the offering realized by each), the Underwriter or person’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose).
(e)  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party and all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or the failure to act by or on behalf of any indemnified party.
(f)  The indemnity and contribution provided for in this Section 6 and the representations and warranties of the Company and the several Underwriters set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company or its directors or officers, (ii) acceptance of any Securities and payment therefor under this Agreement, and (iii) any termination of this Agreement.

7.  Default by an Underwriter. If any Underwriter or Underwriters default in their obligations to purchase the Securities hereunder, the non-defaulting Underwriters may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, the other Underwriters shall be obligated, severally in the proportion which their respective commitments hereunder bear to the total commitment of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase. In the event that any Underwriter or Underwriters default in their obligations to purchase Securities hereunder, the Company may by prompt written notice to the non-defaulting Underwriters postpone the Closing Date for a period of not more than seven (7) full Business Days in order to effect whatever changes may thereby be made necessary in the Prospectus or in any other documents, and the Company will promptly distribute any amendments or supplements to the Prospectus that may thereby be made necessary. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 7. Nothing herein will relieve an Underwriter from liability for its default.

8.  Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date:
(i)  trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or the National Association of Securities Dealers, Inc.;
(ii)  trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market;
(iii)  a material disruption in securities settlement, payment or clearance services in the United States shall have occurred;
(iv)  any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities; or
(v)  there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause makes it, in the Representatives’ reasonable judgment impracticable and inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

9.  Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Securities. The provisions of Section 6 hereof shall survive the termination or cancellation of this Agreement.

10.  Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Transaction Management Group, Merrill Lynch, Pierce, Fenner & Smith Incorporated (fax no.: (212) 449-2234) and confirmed to Transaction Management Group, Merrill Lynch, Pierce, Fenner & Smith Incorporated at 4 World Financial Center, 11th Floor, New York, New York 10080; or if sent to the Company, will be mailed, delivered or telefaxed to James E. Abel (fax no.: (610) 774-5235) and confirmed to it at Two North Ninth Street, Allentown, Pennsylvania 18101-1179, Attention: Treasurer.

11.  No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

12.  Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

13.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

14.  Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

16.  Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the several Underwriters.

Very truly yours,

PPL ELECTRIC UTILITIES
CORPORATION

By____________________________
Name:
Title:
The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.
Wachovia Capital Markets, LLC

MERRILL LYNCH, PIERCE, FENNER &
SMITH INCORPORATED

By____________________________
     Name:
     Title:
For itself and the other several
Underwriters named in Schedule I to
the foregoing Agreement.

SCHEDULE I
Underwriters	Principal Amount of Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$ 57,500,000
J.P. Morgan Securities Inc.	57,500,000
Wachovia Capital Markets, LLC	57,500,000
Citigroup Global Markets, Inc.	12,500,000
Credit Suisse Securities (USA) LLC	12,500,000
Goldman Sachs & Co.	12,500,000
Lehman Brothers Inc.	12,500,000
Morgan Stanley & Co. Incorporated	12,500,000
ABN AMRO Rothschild LLC	7,500,000
Janney Montgomery Scott LLC	7,500,000
Total	$250,000,000

SCHEDULE II

Issuer: PPL Electric Utilities Corporation (the “Company”)

Title of Securities: Depositary Shares, each representing ¼ interest in a share of Preference Stock, 6.25% Series of PPL Electric Utilities Corporation

Depositary: Wells Fargo Bank, N.A.

Transfer Agent and Registrar: Wells Fargo Bank, N.A.

Number of Depositary Shares: 10,000,000

Number of Shares of Preference Stock: 2,500,000

Initial Offering Price to the Public:  $25 per Depositary Share; $250,000,000 in the aggregate

Purchase Price by the Underwriters: $ 25.00 per Depositary Share

Form of Preference Stock and Depositary Shares: The Preference Shares will not be certificated. The Depositary Shares will be issued in uncertificated shares evidenced by a depositary receipt in individual, uncertificated form represented by direct registration entries on a direct registration system of the Depositary.
Specified Funds for Payment of Purchase Price: Federal (same-day) funds

Trade Date: April 3, 2006

Time of Delivery: 10:00 a.m. (New York City time), April 6, 2006

Closing Location: Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017

Term:  Perpetual

Listing: We will not apply to list the Depositary Shares on any securities exchange or to include the Depositary Shares in any automated quotation system.
Redemption: The Preference Stock is not redeemable prior to April 6, 2011. On and after that date, the Preference Stock will be redeemable at the Company’s option, in whole at any time or in part from time to time, at a redemption price equal to $100 per share (equivalent to $25 per Depositary Share), plus declared and unpaid dividends.

Liquidation Distribution: $100 per Share of Preference Stock, 6.25% Series (equivalent to $25 per Depositary Share) plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Dividend Payment Dates and Rate: When, as and if declared, commencing on July 1, 2006, dividends will be payable in arrears on January 1, April 1, July 1 and October 1 of each year. Dividends on the Preference Shares are not cumulative.

Dividend Rate: 6.25%

Expected Ratings: BBB (Standard & Poor’s), Baa3 (Moody’s), BBB (Fitch)

Book Runners: Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC

Co-Managers: Citigroup Global Markets, Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co., Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, ABN AMRO Rothschild LLC, Janney Montgomery Scott LLC

CUSIP: 69351U 86 3 (Depositary Shares), 69351U 85 5 (Preference Stock)

SCHEDULE III

Issuer General Use Free Writing Prospectuses

Pricing Term Sheet

Issuer:	PPL Electric Utilities Corporation
Securities Offered:	Depositary Shares (1/4 Share Preference Stock)

Offering Size:	$ 250,000,000

Ratings (Moody’s / S&P / Fitch):	Baa3 / BBB / BBB

Pricing Date:	April 3, 2006

Settlement Date (T+3):	April 6, 2006

Maturity Date:	Perpetual

Coupon Payment Dates:	January 1, April 1, July 1 and October 1

First Coupon Payment Date:	July 1, 2006

Call Feature:	Callable at par beginning at April 6, 2011

Dividend Yield:	6.250%

Public Offering Price:	$ 25.00

Cusip (Depositary Shares):	69351U 86 3

Cusip (Preference Shares):	69351U 85 5

Lead Managers / Book Runners:	Merrill Lynch & Co. (23%)
J.P. Morgan Securities Inc. (23%)
Wachovia Capital Markets, LLC (23%)

Co-Managers:	Citigroup Global Markets Inc. (5%)
Credit Suisse First Boston LLC (5%)
Goldman, Sachs & Co (5%)
Lehman Brothers, Inc. (5%)
Morgan Stanley & Co. Incorporated (5%)
Janney Montgomery Scott LLC (3%)
LaSalle Financial Services, Inc. (3%)
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at toll-free 1-800-248-3580.

-

EXHIBIT A

SCHEDULE IV

SUMMARY OF TERMS
Joint Book-running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC
Co-Managers:	Citigroup Global Markets, Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co., Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, ABN AMRO Rothschild LLC, Janney Montgomery Scott LLC
Issuer:	PPL Electric Utilities Corporation
Size:	$250,000,000
Securities Offered:	Depositary Shares, each representing ¼ interest in a share of Preference Stock, 6.25% Series
Ratings of Preference Shares:	Baa3 (Moody’s), BBB (Standard & Poor’s), BBB (Fitch)
Offering Date:	April 3, 2006
Settlement Date:	April 6, 2006
Maturity:	Perpetual
Public Offering Price:	$25 per Depositary Share
Dividend Rates:	6.25%
First Pay/Pay Date:
When, as and if declared, commencing on July 1, 2006, dividends will be payable in arrears on January 1, April 1, July 1 and October 1 of each year. Dividends on the Preference Shares are not cumulative.

Optional Redemption:
The Preference Stock is not redeemable prior to April 6, 2011. On and after that date, the Preference Stock will be redeemable at the Company’s option, in whole at any time or in part from time to time, at a redemption price equal to $100 per share (equivalent to $25 per Depositary Share), plus declared and unpaid dividends.

Use of Proceeds:	Repurchase from PPL Corporation up to $200,000,000 of PPL Electric Utilities Corporation’s common stock and other general corporate purposes.
Form:
The Preference Shares will not be certificated. The Depositary Shares will be issued in uncertificated shares evidenced by a depositary receipt in individual, uncertificated form represented by direct registration entries on a direct registration system of the Depositary.

CUSIP:	69351U 86 3 (Depositary Shares)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at toll-free 1-800-248-3580.